SUNPOWER CORPORATION
AUTHORIZED DEALER AGREEMENT

This Authorized Dealer Agreement (**the "Agreement"**) is deemed to be effective as of the later of January 1, 2008 or the date the Agreement is signed (**"Effective Date"**) (regardless of the dates of the parties' signatures) and is made by and between the dealer whose name appears in the signature block at the end of this Agreement (**"Authorized Dealer"**) and SunPower Corporation (**"SunPower"**) with respect to the sale, resale, installation, and service of SUNPOWER® brand solar products (**the "Products"**).

1. Appointment; Location; and Customers. Subject to this Agreement's terms and conditions, SunPower appoints Authorized Dealer to be an authorized dealer of the Products during this Agreement's term. Authorized Dealer will have the non-exclusive right to purchase the Products from SunPower for resale to certain customers and to install and service the Products for such customers. Authorized Dealer has no protected sales territory of any kind. SunPower has the unrestricted right to engage in any sales, distribution, service, and other business activities it desires regardless of location, including, but not limited to, selling Products to other dealers and through any other distribution channels, wherever located or operating.

The rights granted to Authorized Dealer under this Agreement shall apply only to Authorized Dealer at the following locations(s): **EL DORADO HILLS, CA.** All of Authorized Dealer's employees, including salespeople and Product installers and servicers, must be based at and operate from such location(s). All installation or other services must be performed by Authorized Dealer's employees. Authorized Dealer may not subcontract such work without SunPower's prior written consent. Authorized Dealer may not subcontract such work (other than trenching, electrical panel replacement and the like with total value less than 20% of total labor and installation costs) without SunPower's prior written consent.

Authorized Dealer may resell Products only to end-user residential customers for such customers' own consumption and use and to end-user non-residential customers who acquire Products of less than 30 kilowatts in size for their own consumption and use (**collectively "Customers" or individually a "Customer"**). Authorized Dealer may sell Products exceeding 30 kilowatts in size to end-user non-residential customers only with SunPower's prior written consent. All modules must be installed in systems with SunPower inverters or another inverter authorized in writing by SunPower.

Authorized Dealer may not resell any Products to any customer that is not the ultimate owner and user of the Products at its residence or place of business. Similarly, Authorized Dealer may not transfer Products from the location(s) covered by this Agreement (specified above) to any location(s) not covered by this Agreement.

Authorized Dealer acknowledges that it has not paid and is not required to pay SunPower or its affiliates any fees, and has not made and is not required to make any other payments to SunPower or its affiliates by contract or as a matter of practical necessity, in order for Authorized Dealer to obtain or maintain the rights granted by this Agreement. The only payments that Authorized Dealer is required to make to SunPower or its affiliates are the bona fide wholesale prices that Authorized Dealer must pay SunPower for the Products Authorized Dealer chooses to purchase for resale to Customers.

2. Purchase Terms and Pricing. Authorized Dealer shall submit such purchase orders (**"Purchase Orders"**) for Products as Authorized Dealer deems appropriate. Authorized Dealer is not required by contract or as a matter of practical necessity to purchase or maintain any minimum inventory of Products for resale. All Purchase Orders shall be in the form designated by SunPower from time to time and include the information SunPower requests regarding the Customer(s) to which Authorized Dealer intends reselling the Products and the proposed applications of those Products. SunPower may accept or reject Purchase Orders as it deems best and will advise Authorized Dealer of acceptance or rejection within a reasonable amount of time after receiving a Purchase Order. Authorized Dealer agrees that all Product purchases from SunPower will be subject to additional terms and conditions that may accompany an invoice. Any special terms, conditions, or counter-offers that Authorized Dealer marks on a Purchase Order will have no force or effect. SunPower is not obligated to ship any Products if Authorized Dealer has not complied or is not complying with SunPower's credit and/or payment terms.

Product pricing shall be as set forth in the then-current SunPower price list. SunPower will notify Authorized Dealer at least thirty (30) days in advance of any intended Product price increase. All prices charged by SunPower to Authorized Dealer for Authorized Dealer's Product purchases shall be bona fide wholesale prices.

3. **Authorized Dealer Employee Roles**. Exhibit A provides a complete list of the roles of each employee at the Authorized Dealer. SunPower will use this list to streamline communication with the Authorized Dealer and report to the Authorized Dealer the training status of individuals in certain roles. This list is considered Confidential Information (as defined below) and will be treated as such. SunPower will not solicit employees listed in Exhibit A for employment. SunPower will request that the list in Exhibit A be updated from time to time. Authorized Dealer will comply with such request and update list in a timely manner.

4. **Term; Termination; Post-Term Obligations**. This Agreement will commence on the Effective Date and expire on December 31, 2008, unless sooner terminated as provided in this Agreement. This Agreement will be renewed automatically for successive one (1) year periods when its initial term or then current renewal term expires unless either party notifies the other in writing at least thirty (30) days before the end of the initial term or then current renewal term that it elects not to renew this Agreement for another year.

Either SunPower or Authorized Dealer may terminate this Agreement, for any or no reason, upon ninety (90) days' prior written notice to the other party. In addition, either SunPower or Authorized Dealer may terminate this Agreement if the other party has materially breached its obligations under this Agreement and fails to cure that breach within thirty (30) days after delivery of notice of the breach. The termination may be effective as of the end of the thirty (30) day cure period. If this Agreement is terminated in accordance with its terms, the terminating party will not be liable to the non-terminating party, on account of the termination alone, for compensation, reimbursement, or damages due to any loss of prospective profits on anticipated sales or expenditures, investments, or other commitments relating to the business or goodwill of either party. SunPower may cancel any unshipped Product orders without any liability once either party sends a notice of termination.

SunPower shall be entitled to terminate this Agreement if Authorized Dealer fails to purchase SunPower products in any continuous thirty (30) day period during the term of this Agreement.

Upon this Agreement's expiration or termination with or without cause, Authorized Dealer shall cease to be an authorized dealer of Products and:

(a) Authorized Dealer shall resell (at Authorized Dealer's original cost) and deliver to SunPower, on demand, any items bearing Brand Elements that Authorized Dealer previously purchased directly from SunPower. In addition, Authorized Dealer shall deliver to SunPower or destroy (at SunPower's option and at no cost to SunPower) all items bearing Brand Elements that Authorized Dealer previously purchased from sources other than SunPower; and

(b) Authorized Dealer shall immediately cease using any of SunPower's confidential information in any capacity whatsoever and return to SunPower all copies of manuals and other confidential materials to which SunPower provided Authorized Dealer access. Authorized Dealer may not sell, trade, or otherwise profit in any way from any confidential information (including Customer-specific information) at any time after the termination or expiration of this Agreement.

Upon this Agreement's termination with cause, Authorized Dealer shall cease to be an authorized dealer of Products and:

(c) All amounts owed by Authorized Dealer to SunPower shall become immediately due and payable (despite any prior sales terms); and

(d) SunPower may cancel any unshipped, confirmed Product orders without any liability.

5. **Warranties and Disclaimer of Warranty**. SUNPOWER WARRANTS ITS PRODUCTS DIRECTLY TO CUSTOMERS. THE ONLY WARRANTY APPLICABLE TO THE PRODUCTS SOLD UNDER THIS AGREEMENT SHALL BE THE LIMITED WARRANTY ISSUED BY SUNPOWER FOR THE PRODUCTS. IN SOME CASES THIS WARRANTY IS ENCLOSED WITH THE PRODUCT AND IN OTHERS IT HAS BEEN SENT BY SUNPOWER TO ITS CUSTOMERS. THE LIMITED WARRANTY ISSUED BY SUNPOWER IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR ANY IMPLIED WARRANTY ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. IN ACCORDANCE WITH SUNPOWER'S LIMITED WARRANTY, WHICH IS SUBJECT TO CHANGE AT ANY TIME, SUNPOWER'S LIMITED WARRANTY STATEMENT TO CUSTOMERS DOES NOT COVER INSTALLATION AND SERVICE OF THE PRODUCTS, FOR WHICH AUTHORIZED DEALER IS SOLELY RESPONSIBLE, AND AUTHORIZED DEALER SHALL NOT MAKE ANY REPRESENTATION TO CUSTOMERS THAT SUNPOWER'S LIMITED WARRANTY STATEMENT COVERS INSTALLATION AND SERVICE OF THE PRODUCTS.

6. **Limitation of Liability and Claims**. IN NO EVENT WILL SUNPOWER BE LIABLE FOR INJURY OR DAMAGE TO BUSINESS, PROFITS, REVENUES, OR GOODWILL OF ANY PARTY OR FOR ANY SPECIAL, CONSEQUENTIAL, OR INCIDENTIAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, BREACH OF CONTRACT, REPUDIATION OF CONTRACT, TERMINATION, NEGLIGENCE, OR OTHERWISE, EVEN IF IT SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. AUTHORIZED DEALER IS SOLELY RESPONSIBLE FOR ALL CUSTOMER CLAIMS RELATING TO THE INSTALLATION AND/OR SERVICE OF PRODUCTS.

Except for Authorized Dealer's indemnification obligation under this Agreement and except for claims arising from Authorized Dealer's non-payment or underpayment of amounts it owes SunPower, any and all claims arising out of or relating to this Agreement or SunPower's relationship with Authorized Dealer will be barred unless a legal proceeding is commenced within twelve (12) months from the date on which the party asserting the claim knew or should have known of the facts giving rise to the claims.

7. **Miscellaneous.**

a. **Brand Use**. Authorized Dealer shall use SunPower's name, trademarks, logos, and other branding elements **(the "Brand Elements")** only on materials provided by SunPower and in accordance with SunPower's Brand Usage Guidelines for Authorized Dealers, as SunPower modifies them from time to time, and in compliance with Authorized Dealer's other obligations under this Agreement. SunPower must approve in advance all of Authorized Dealer's proposed uses of the Brand Elements, including in press releases and similar public communications. Authorized Dealer may not use any Brand Elements in any manner or on any materials that SunPower has not pre-approved or has disapproved. Authorized Dealer may not use, or authorize the use of, any Brand Element as part of Authorized Dealer's legal business or trade name or in connection with any domain name, email address, or web site. Authorized Dealer acknowledges and agrees that its use of the Brand Elements and any goodwill established by that use are for SunPower's exclusive benefit and that this Agreement does not confer any goodwill or other interests in the Brand Elements upon Authorized Dealer (other than the right to use the Brand Elements as provided in this Agreement).

b. **Confidentiality**.

i. Definitions. As used herein, the term "Confidential Information" means all non-public information relating to SunPower's business, affairs and products that has or could have commercial value and all information of which the unauthorized disclosure could be detrimental to the interests of SunPower, whether or not such information is identified as Confidential Information by SunPower. Confidential Information includes, without limitation, the following:

1. SunPower's sales and customer information.
2. SunPower's product design and technical materials.
3. SunPower's trade secrets and other proprietary information of SunPower;
4. SunPower's formulas, research and development techniques, processes, trade secrets, computer programs, software, electronic codes, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;
5. SunPower's information about costs, profits, markets, sales, contracts and lists of customers, and distributors, customer data and leads generated from customers;
6. SunPower's business, marketing, and strategic plans;
7. SunPower's forecasts, unpublished financial information, budgets, projections, and customer identities (both actual and potential), characteristics and agreements; and
8. SunPower's employee personnel files and compensation information.

ii. Protection of Confidential Information. Authorized Dealer shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party any of SunPower's Confidential Information, other than for the benefit of SunPower and with the express prior written consent of SunPower. Authorized Dealer shall not permit any of Authorized Dealer's agents or employees to take any of the foregoing action. Authorized Dealer acknowledges that the unauthorized use or disclosure of any of SunPower's Confidential Information would be highly prejudicial to SunPower's interests and would materially damage SunPower's business.

iii. Delivery of Confidential Information. Upon SunPower's request (i) Authorized Dealer will immediately deliver to SunPower the originals and all copies of any and all materials and writings received from, created for, or belonging to SunPower which relate to or contain any of SunPower's Confidential Information, and (ii) Affiliate will permanently delete any and all of SunPower's Confidential Information from all computers and other electronic data storage devices in Affiliate's control (or under the control of Affiliate's agents or employees).

c. Consent to Jurisdiction; Attorneys' Fees. Authorized Dealer agrees that all actions arising under this Agreement or otherwise as a result of the relationship between SunPower and Authorized Dealer must be commenced in the state or federal court of general jurisdiction located closest to SunPower's then current principal business address, and Authorized Dealer irrevocably submits to the jurisdiction of those courts and waives any objection it might have to either the jurisdiction of or venue in those courts. Nonetheless, Authorized Dealer agrees that SunPower may enforce this Agreement in the courts of the state in which Authorized Dealer maintains its principal business address. The prevailing party in any legal proceeding, as determined by a court, shall be entitled to recover its reasonable attorneys' fees and costs.

d. Compliance with Laws/Good Business Practices; Indemnification. Authorized Dealer shall operate in full compliance with all applicable laws and conform its promotion, sale, distribution, and installation practices to the highest standards of honesty, integrity, and fair dealing.

Authorized Dealer agrees to defend, indemnify and hold harmless SunPower and its officers, directors, shareholders, agents and employees, as indemnitee, from and against any and all claims of any kind, including suits, losses, liabilities, damages, court orders and judgments, and all associated costs and expenses (including reasonable attorneys' fees) (collectively "Claims") incurred in connection with (a) Authorized Dealer's activities under this Agreement, (b) a breach of Authorized Dealer's obligations, representations or warranties under this Agreement, and (c) any acts or omissions of

Authorized Dealer or its agents, employees or representatives. Authorized Dealer shall provide SunPower prompt notice of any Claims.

e. **Independent Contractors; Assignment**. The relationship between SunPower and Authorized Dealer is that of supplier and dealer, and Authorized Dealer is an independent contractor. It is the parties' intent that this Agreement not be construed as creating a relationship where either party is considered to be an agent, partner, joint venturer, fiduciary, employee, or franchisee of the other, creating any other form of legal association that would impose liability on one party for the other's act or failure to act, or providing either party with the right, power, or authority (express or implied) to create any duty or obligation on the other. Neither this Agreement nor any interest in this Agreement, nor Authorized Dealer's obligations under this Agreement, may be assigned by Authorized Dealer without SunPower's prior written consent, which SunPower may grant or withhold as it deems best. A transfer of a controlling ownership interest in Authorized Dealer, or a change in Authorized Dealer's management control (whether or not in association with a transfer of ownership), will be deemed to be an assignment of this Agreement covered by this Section. SunPower may assign this Agreement or change its ownership without restriction.

f. **Insurance and Licenses**. Authorized Dealer shall obtain and maintain throughout this Agreement's term (i) the types and amounts of insurance coverage typical for the industry in which Authorized Dealer operates and (ii) the applicable solar contractor's, electrician's and/or general contractor licenses required by law for its business activities.

g. **Notices**. Any notice required or permitted under this Agreement shall be in writing and be personally delivered, sent by registered or certified mail, sent by next-day courier service, or sent by other means that afford the sender evidence of delivery or rejected delivery. If such notice is to SunPower, the notice shall be addressed to SunPower's Customer Care Manager, VAR Business Unit at the following address: 3939 North First Street, San Jose, California. If such notice is to Authorized Dealer, the notice shall be addressed to Authorized Dealer's President at the address set forth below by Authorized Dealer's signature. Any notice by a means that affords the sender evidence of delivery or rejected delivery shall be deemed to have been given on the date and at the time of delivery or rejected delivery. Neither party shall fail to accept delivery of a notice from the other party.

h. **Severability; Force Majeure**. If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable for any reason, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included. Neither SunPower nor Authorized Dealer will be deemed to be in default if its required performance under this Agreement becomes impossible or impractical due to any cause beyond the non-performing party's reasonable control.

i. **Entire Agreement; Waiver**. This Agreement, including its exhibits, constitutes SunPower's and Authorized Dealer's entire agreement, and there are no other oral or written understandings or agreements between SunPower and Authorized Dealer, or oral or written representations by SunPower, relating to the subject matter of this Agreement or the parties' relationship (any understandings or agreements reached, or any representations made, before the Effective Date are superseded by this Agreement). Except for the items that this Agreement expressly grants SunPower the right to change during this Agreement's term, including, but not limited to, the Services, Performance Standards, Product prices, and Sales Terms and Conditions, this Agreement may be amended or modified only by a written instrument signed by an officer of each party. Any consent required under this Agreement shall not be deemed to have been given unless in written form and signed by a duly authorized officer of the party whose consent is required. A party's failure to insist upon strict performance of any provision of this Agreement will not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same provision, or any other provision, at any other time.

SunPower and Authorized Dealer have caused this Agreement to be signed and delivered by their duly authorized representatives as of the Effective Date.

SunPower Corporation

Sign_[signature]_

Name Vikas Desai

Title General Manager - VAR

Date: 6/20/08

Authorized Dealer Name: Premier Power

Sign [signature]

Name: DEAN R. MARKS

Title: PRESIDENT

Date: 6/18/08

Authorized Dealer Address:

4961 Windplay Dr Suite 100

El Dorado Hills, CA 95762

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